As filed with the Securities and Exchange Commission on December 29, 2016

File No. 001-36426

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3156167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Mill and Main Place, Suite 395 Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 648-6000

Copies of correspondence to:

David A. Frank Chief Financial Officer AquaBounty Technologies, Inc. 2 Mill and Main Place, Suite 395 Maynard, Massachusetts 01754 Telephone: (978) 648-6000	Bradley C. Brasser Michael P. Earley Jones Day 77 W. Wacker Dr. Chicago, Illinois 60601 Telephone: (312) 782-3939

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Company qualifies as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act.

AQUABOUNTY TECHNOLOGIES, INC.

INFORMATION REQUIRED AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Information on AquaBounty,” “Certain Relationships and Related Transactions, and Director Independence,” “Relationship with Intrexon Following the Distribution,” and “Where You Can Find More Information.”

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.”

Item 2.	Financial Information

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Information on AquaBounty—Properties.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Transactions, and Director Independence,” and “Corporate Governance.”

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.”

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Transactions, and Director Independence,” and “Corporate Governance.”

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Information on AquaBounty—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters,” “Description of Capital Stock,” and “Security Ownership of Certain Beneficial Owners and Management.”

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “The Distribution,” and “Recent Sales of Unregistered Securities.”

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” and “Description of Capital Stock.”

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Limitation of Liability and Indemnification of Directors and Officers.”

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein).

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein).

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1	Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc.*

3.2	Amended and Restated Bylaws of AquaBounty Technologies, Inc.*

4.1	Specimen Certificate of Common Stock*

10.1	Stock Purchase Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated November 7, 2016*

10.2	AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.3	Amendment No. 1 to AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.4	Form of Stock Option Agreement pursuant to AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.5	Form of Restricted Stock Agreement pursuant to AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.6	AquaBounty Technologies, Inc. 2016 Equity Incentive Plan*

10.7	Relationship Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated December 5, 2012*

10.8	Exclusive Channel Collaboration Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated February 14, 2013*

10.9	Subscription Agreement, by and between AquaBounty Technologies, Inc. and the investors listed therein, dated February 14, 2013*

10.10	Subscription Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated March 5, 2014*

10.11	Subscription Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated June 24, 2015*

10.12	Promissory Note Purchase Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated February 22, 2016*

10.13	Lease and Management Agreement, by and between AquaBounty Panama, S. de R.L. and Luis Lamastus, dated October 1, 2013*

10.14	Agreement, by and among Atlantic Canada Opportunities Agency and AQUA Bounty Canada Inc. and AquaBounty Technologies Inc., dated December 16, 2009*

10.15	Employment Agreement, by and between Ronald Stotish and AquaBounty Technologies, Inc., dated April 1, 2006*

10.16	Employment Agreement, by and between David Frank and AquaBounty Technologies, Inc., dated October 1, 2007*

10.17	Employment Agreement, by and between Alejandro Rojas and AquaBounty Technologies, Inc., dated December 30, 2013*

10.18	Collaborative Research Agreement, by and between AQUA Bounty Canada Inc. and Tethys Aquaculture Canada, Inc., dated March 22, 2012.*

10.19	Intellectual Property License and Full and Final Release among Genesis Group, Inc., HSC Research and Development Partnership and AquaBounty Technologies, Inc., dated February 28, 2014*

Exhibit Number	Exhibit Description

10.20	Amended and Restated Lease Agreement, by and between AquaBounty Panama, S. de R.L. and Ligia Gabriela Surgeon de Lamastus, dated May 1, 2016*

10.21	Form of Restricted Stock Purchase Agreement pursuant to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan*

10.22	Form of Stock Option Agreement pursuant to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan*

21.1	List of Subsidiaries of AquaBounty Technologies, Inc.*

99.1	Preliminary Information Statement

*	Previously filed.

SIGNATURES

Pursuant to the requirements Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 29, 2016	AQUABOUNTY TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Ronald L. Stotish
(Signature)
	Name:	Ronald L. Stotish
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc.*

3.2	Amended and Restated Bylaws of AquaBounty Technologies, Inc.*

4.1	Specimen Certificate of Common Stock*

10.1	Stock Purchase Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated November 7, 2016*

10.2	AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.3	Amendment No. 1 to AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.4	Form of Stock Option Agreement pursuant to AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.5	Form of Restricted Stock Agreement pursuant to AquaBounty Technologies, Inc. 2006 Equity Incentive Plan*

10.6	AquaBounty Technologies, Inc. 2016 Equity Incentive Plan*

10.7	Relationship Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated December 5, 2012*

10.8	Exclusive Channel Collaboration Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated February 14, 2013*

10.9	Subscription Agreement, by and between AquaBounty Technologies, Inc. and the investors listed therein, dated February 14, 2013*

10.10	Subscription Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated March 5, 2014*

10.11	Subscription Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated June 24, 2015*

10.12	Promissory Note Purchase Agreement, by and between AquaBounty Technologies, Inc. and Intrexon Corporation, dated February 22, 2016*

10.13	Lease and Management Agreement, by and between AquaBounty Panama, S. de R.L. and Luis Lamastus, dated October 1, 2013*

10.14	Agreement, by and among Atlantic Canada Opportunities Agency and AQUA Bounty Canada Inc. and AquaBounty Technologies Inc., dated December 16, 2009*

10.15	Employment Agreement, by and between Ronald Stotish and AquaBounty Technologies, Inc., dated April 1, 2006*

10.16	Employment Agreement, by and between David Frank and AquaBounty Technologies, Inc., dated October 1, 2007*

10.17	Employment Agreement, by and between Alejandro Rojas and AquaBounty Technologies, Inc., dated December 30, 2013*

10.18	Collaborative Research Agreement, by and between AQUA Bounty Canada Inc. and Tethys Aquaculture Canada, Inc., dated March 22, 2012.*

10.19	Intellectual Property License and Full and Final Release among Genesis Group, Inc., HSC Research and Development Partnership and AquaBounty Technologies, Inc., dated February 28, 2014*

Exhibit Number	Exhibit Description

10.20	Amended and Restated Lease Agreement, by and between AquaBounty Panama, S. de R.L. and Ligia Gabriela Surgeon de Lamastus, dated May 1, 2016*

10.21	Form of Restricted Stock Purchase Agreement pursuant to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan*

10.22	Form of Stock Option Agreement pursuant to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan*

21.1	List of Subsidiaries of AquaBounty Technologies, Inc.*

99.1	Preliminary Information Statement

*	Previously filed.